EXHIBIT 99

      Certification of Chief Executive Officer and Chief Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Michael E. DeHaan, Chairman, President and Chief Executive Officer, and Karen M. Wirth, Treasurer of Chesterfield Financial Corp. (the "Company") each certify in his or her capacity as an officer of the Company that he or she has reviewed the Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 2003 and that to the best of his or her knowledge:

      1. the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

      2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.


Dated: May 12, 2003                          /s/ Michael E. DeHaan
                                             -----------------------------------
                                             Michael E. DeHaan
                                             Chairman, President and
                                             Chief Executive Officer


Dated: May 12, 2003                          /s/ Karen M. Wirth
                                             -----------------------------------
                                             Karen M. Wirth
                                             Treasurer (Chief Financial Officer)



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